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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that Randy Michaels hereby constitutes and appoints R. Christopher Weber and Jon M. Berry, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitites, to sign the Form S-4 Registration Statement regarding the offer of $150,000,000 8 3/4% Series B Senior Subordinated Notes due 2007 of Jacor Communications Company in exchange for its outstanding $150,000,000 8 3/4% Senior Subordinated Notes Due 2007 and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virture hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed on September 9, 1997 by Randy Michaels in the capacities and for the entities indicated.

                                          /s/ Randy Michaels
                                          --------------------------------------

                                          Randy Michaels
                                          PRESIDENT
                                          of the entities set forth on the
                                          attached Schedule 1
                                          and
                                          DIRECTOR
                                          of the entities set forth on the
                                          attached Schedule 2
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                                   SCHEDULE 1

                            Broadcast Finance, Inc.
                                Cine Films, Inc.
                             Cine Guarantors, Inc.
                            Cine Guarantors II, Inc.
                            Cine Guarantors II, Ltd.
                        Cine Mobile Systems Int'l. N.V.
                            Cine Movil S.A. de C.V.
                                Citicasters Co.
                           F.M.I. Pennsylvania, Inc.
                                GACC-N26LB, Inc.
                                 GACC-340, Inc.
                        Georgia Network Equipment, Inc.
                    Great American Merchandising Group, Inc.
                  Great American Television Productions, Inc.
                         Jacor Broadcasting Corporation
                      Jacor Broadcasting of Atlanta, Inc.
                     Jacor Broadcasting of Charleston, Inc.
                      Jacor Broadcasting of Colorado, Inc.
                       Jacor Broadcasting of Denver, Inc.
                    Jacor Broadcasting of Kansas City, Inc.
                     Jacor Broadcasting of Las Vegas, Inc.
                    Jacor Broadcasting of Las Vegas II, Inc.
                     Jacor Broadcasting of Louisville, Inc.
                   Jacor Broadcasting of Louisville II, Inc.
                   Jacor Broadcasting of Salt Lake City, Inc.
                 Jacor Broadcasting of Salt Lake City II, Inc.
                     Jacor Broadcasting of San Diego, Inc.
                      Jacor Broadcasting of Sarasota, Inc.
                     Jacor Broadcasting of St. Louis, Inc.
                     Jacor Broadcasting of Tampa Bay, Inc.
                       Jacor Broadcasting of Toledo, Inc.
                               Jacor Cable, Inc.
                       Jacor Licensee of Charleston, Inc
                      Jacor Licensee of Kansas City, Inc.
                       Jacor Licensee of Las Vegas, Inc.
                      Jacor Licensee of Las Vegas II, Inc.
                       Jacor Licensee of Louisville, Inc.
                     Jacor Licensee of Louisville II, Inc.
                     Jacor Licensee of Salt Lake City, Inc.
                   Jacor Licensee of Salt Lake City II, Inc.
                          Jacor/Premiere Holding, Inc.
                                   JBSL, Inc.
                           Location Productions, Inc.
                         Location Productions II, Inc.
                          Nobel Broadcast Center, Inc.
                          Noble Broadcast Group, Inc.
                         Noble Broadcast Holdings, Inc.
                         Noble Broadcast Licenses, Inc.
                       Noble Broadcast of San Diego, Inc.
                           Nova Marketing Group, Inc.
                           NSN Network Services, Ltd.
                            Radio-Active Media, Inc.
                        Sports Radio Broadcasting, Inc.
                               Sports Radio, Inc.
                       Taft-TCI Satellite Services, Inc.
                      The Sy Fischer Company Agency, Inc.
                                VTTV Productions
                                   WHOK, Inc.
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                                   SCHEDULE 2

                      Jacor Broadcasting of Florida, Inc.
                       Inmobiliaria Radial, S.A. de C.V.
                                  Nobro, S.C.